EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement No. 33-49719 on Form S-3 dated June 25, 1993, as amended by the Pre-Effective Amendment No. 1 dated September 2, 1993, Pre-Effective Amendment No. 2 dated November 12, 1993 and Pre-Effective Amendment No. 3 dated January 12, 1994; Registration Statement No. 33-35006 on Form S-3 dated May 25, 1990; Registration Statement No. 33-43363 on Form S-4 dated October 15, 1991; Registration Statement No. 33-34655 on Form S-8 dated April 24, 1990, as amended by Post Effective Amendment No. 1; Registration Statement No. 33-47336 on Form S-8 dated April 21, 1992, as amended by Post Effective Amendment No. 1, (which also serves as Post Effective Amendment No. 2 to Registration Statement No. 33-34655); Registration Statement No. 2-77160 on Form S-8 dated May 14, 1982, as amended by Post Effective Amendment No. 9; Registration Statement No. 33-39989 on Form S-8 dated April 16, 1991 and Registration Statement No. 33-47335 on Form S-8 dated April 21, 1992 (which also serves as Post Effective Amendment No. 1 to Registration Statement No. 33-39989), of our report dated February 9, 1994, included herein, with respect to the consolidated financial statements and schedules of Capital Holding Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1993.


ERNST & YOUNG

Louisville, Kentucky
March 22, 1994
























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